EXHIBIT (l)
                           Letter of Investment Intent

                         SIT INVESTMENT ASSOCIATES, INC.


                           LETTER OF INVESTMENT INTENT

                                   Purchase of
                             Sit Mutual Funds Trust
                             Series A Common Shares
                        Sit Florida Tax-Free Income Fund

Sit Investment Associates, Inc. ("SIA") intends to purchase approximately ten thousand (10,000) Series A Common Shares of Sit Mutual Funds Trust for $10 per share on or before December 31, 2003. SIA will hold said shares for investment purposes.

                                      SIT INVESTMENT ASSOCIATES, INC.

                                      By:     /s/ Eugene C. Sit
                                              ----------------------------------

                                      Its     Chairman
                                              ----------------------------------


                                      DATED:  December 15, 2003
























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